EXHIBIT 10(f) - RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
          OF MONARCH AVALON, INC. ON JUNE 19, 1991 AS AMENDED ON MARCH
          11, 1992

RESOLVED: That A. Eric Dott be, and he hereby is, granted an option (the "AED Option") to purchase an aggregate of 300,000 shares of the Company's Common Stock at a purchase price equal to the higher of (i) the closing price reported by NASDAQ for the Company's Common Stock on the trading day immediately preceding any exercise of the AED Option, or if no closing price was reported by NASDAQ on such trading day, then at a price equal to the mean between the bid and asked prices of the Common Stock reported by NASDAQ on such trading day, and
(ii) the book value per share of the Common Stock on the date of the exercise thereof. The AED Option may only be exercised for a period of sixty (60) days (the "AED Option Period:) after an Acquisition Date, Tender Offer Date, or Proxy Contest Date. For the purposes of the AED Option:

     (i) The Acquistion Date shall mean the date on which it is publicly announced that a person or an entity, which prior to the Acquisition Date held less than twenty percent (20%) of the total number of the issued and outstanding shares of the Company's Common Stock, acquires shares of the Company's Common Stock, and such acquisition increases that person's or entity's shareholdings to an amount which is greater than twenty (20%) of the total number of the issued and outstanding shares of the Company's Common Stock;

     (ii) The Tender Offer Date shall mean the date of the commencement of a tender or exchange offer (as determined by reference to Rule
     14 d-2(a) or any successor rule under the Securities Exchange Act of 1934, as amended) by any person or entity for thirty percent (30%) or more of the issued and outstanding shares of the Company's Common Stock; and

     (iii) The Proxy Contest Date shall mean the date of the public announcement through a solicitation of proxies, that a person or entity is proposing the election of a director or slate of directors opposed to any director or slate of directors proposed by management of the Company.

The AED Option is exercisable in whole or in part by written notice to the Company and shall expire, to the extent unexercised, on June 19, 2001.